Exhibit 2.k.8

FIRST AMENDMENT TO

CREDIT AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of December 7, 2007, is by and among AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the “Borrower”), each of the banks and other financial institutions identified as Lenders on the signature pages hereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” or the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of May 16, 2007, among the Borrower, the Lenders party thereto and the Agent (as amended, supplemented or otherwise modified to date, the “Existing Credit Agreement” and, as amended by this Amendment and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have made commitments to extend certain credit facilities to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders (a) waive the Borrower’s compliance with Section 5.2(b) of the Existing Credit Agreement (captioned “Quarterly Financial Statements”) for the second and third Fiscal Quarters of the 2007 Fiscal Year, and (b) agree to amend Sections 1.1 and 5.2 of the Existing Credit Agreement, in each case upon the terms and conditions contained in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

PART I

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Administrative Agent” and “Agent” are defined in the preamble.

“Amendment Effective Date” is defined in Subpart 4.1.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the recitals.

“Existing Credit Agreement” is defined in the recitals.

“Lenders” is defined in the preamble.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II

WAIVER

SUBPART 2.1 Waiver.

(a) Subject to the provisions hereof, the Required Lenders hereby agree to a limited, one-time waiver of the requirements set forth in Section 5.2(b) of the Existing Credit Agreement (captioned “Quarterly Financial Statements”) regarding the Borrower’s obligation to deliver consolidating statements of income, cash flows and retained earnings for the Borrower and its Consolidated Subsidiaries for the second and third Fiscal Quarters of the 2007 Fiscal Year.

(b) The foregoing waiver is a limited, one-time waiver and does not (i) allow the Borrower to be otherwise in violation of Section 5.2(b) of the Credit Agreement or (ii) constitute a waiver of any other provisions of the Credit Agreement.

(c) The Borrower hereby undertakes to comply with Section 5.2(b) of the Credit Agreement immediately hereafter.

PART III

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part III. Except as so amended, the Existing Credit Agreement and the other Credit Documents shall continue in full force and effect.

SUBPART 3.1 Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the phrase “and consolidating” from the definition of “Consolidated Subsidiary”.

SUBPART 3.2 Amendments to Section 5.1. Section 5.1 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 5.1(a) is hereby amended by deleting each occurrence of the phrase “and consolidating” from such Section.

(b) Section 5.1(b) is hereby amended by deleting the phrase “and consolidating” from such Section.

PART IV

CONDITIONS TO EFFECTIVENESS

SUBPART 4.1 Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Amendment Effective Date”) when all of the conditions set forth in this Part IV shall have been satisfied.

SUBPART 4.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Required Lenders.

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PART V

MISCELLANEOUS

SUBPART 5.1 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.2 Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.3 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 4.1, all references in the Credit Documents to the “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

SUBPART 5.4 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Amendment, (c) the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date and after giving effect to the amendment contained herein (except for those which expressly relate to an earlier date) and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 5.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 5.6 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 5.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.8 Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Mayer Brown LLP.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation

	By:	/s/ SAMUEL A. FLAX
	Name:	Samuel A. Flax
	Title:	Executive VP & General Counsel

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ MIKE ROMANZO
Name:	Mike Romanzo
Title:	Director

BANK LEUMI USA, as a Lender

By:	/s/ JEUNG HEE HONG
Name:	Jeung Hee Hong
Title:	First Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ ALEXA BRADFORD
Name:	Alexa Bradford
Title:	Senior Vice President

BANK OF COMMUNICATIONS CO., LTD., New York Branch, as a Lender

By:	/s/ SHELLEY HE
Name:	Shelley He
Title:	Deputy General Manager

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ AMY K. DUMSER
Name:	Amy K. Dumser
Title:	Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ JAMES E. DAVIS
Name:	James E. Davis
Title:	Senior Vice President

CATHAY UNITED BANK, as a Lender

By:	/s/ ALLEN PENG
Name:	Allen Peng
Title:	EVP & General Manager

CITICORP N.A., INC., as a Lender

By:	/s/ CATHERINE MORROW
Name:	Catherine Morrow
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ HE-YOUNG RYU
Name:	He-Young Ryu
Title:	Vice President

CREDIT SUISSE, Cayman Islands Branch, as a Lender

By:	/s/ JAY CHALL
Name:	Jay Chall
Title:	Director

By:	/s/ MARKUS FRENZEN
Name:	Markus Frenzen
Title:	Assistant Vice President

FORTIS CAPITAL CORP, as a Lender

By:	/s/ JACK AU
Name:	Jack Au
Title:	Senior Vice President

By:	/s/ ALAN KROUK
Name:	Alan Krouk
Title:	Managing Director

GOLDMAN SACHS CREDITS PARTNERS, L.P., as a Lender

By:	/s/ PEDRO RAMIREZ
Name:	Pedro Ramirez
Title:	Authorized Signatory

HSBC, as a Lender

By:	/s/ VINCENT CLARK
Name:	Vincent Clark
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ RICHARD J. POWOROZNEK
Name:	Richard J. Roworoznek
Title:	Executive Director
JPMorgan Chase Bank, N.A.

MEGA INTERNATIONAL COMMERCIAL BANK, Chicago Branch, as a Lender

By:	/s/ CHENG-CHUAN LIN
Name:	Cheng-Chuan Lin
Title:	VP & General Manager

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., New York Branch, as a Lender

By:	/s/ TSANG-PSI HSU
Name:	Tsang-Psi Hsu
Title:	VP & DGM

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., Silicon Valley Branch, as a Lender

By:	/s/ FRED SHEU
Name:	Fred Sheu
Title:	VP & Deputy General Manager

PNC BANK, N.A., as a Lender

By:	/s/ JANELL BLUE
Name:	Janell Blue
Title:	Senior Vice President

REGIONS BANK, as a Lender

By:	/s/ DAVID L. WALLER
Name:	David L. Waller
Title:	Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ HOWARD LEE
Name:	Howard Lee
Title:	Authorized Signatory

SOCIETE GENERALE, as a Lender

By:	/s/ SHELLEY YU
Name:	Shelley Yu
Title:	Vice President

SUNTRUST BANK, as a Lender

By:	/s/ ROBERT S. ASHCOM
Name:	Robert S. Ashcom
Title:	Director

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ RICHARD L. TAVROW
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ DAVID B. JULIE
Name:	David B. Julie
Title:	Associate Director

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ PETER THOMPSON
Name:	Peter Thompson
Title:	Vice President

WESTLB AG, New York Branch, as a Lender

By:	/s/ JOHN MOORHEAD
Name:	John Moorhead
Title:	Executive Director

By:	/s/ STEPHEN TOTH
Name:	Stephen Toth
Title:	Director